POWER OF ATTORNEY



      Know all by these present, that the undersigned hereby constitutes and appoints each of Karen M. Sheehan, Derek B. Swanson, Mone L.
Isaia, and Cheryl M. Murphy, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer of Tupperware Brands
Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.



      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of January 2022.


                                          /s/ Cassandra Harris
                                                        Signature


                                          Cassandra Harris
                                                        Printed Name


	CONFIRMING STATEMENT

      This Statement confirms that the undersigned has authorized and designated Karen M. Sheehan, Derek B. Swanson, Mone L. Isaia, and Cheryl M. Murphy to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Tupperware Brands Corporation. The authority of Karen M. Sheehan, Derek B. Swanson, Mone L. Isaia, and Cheryl M. Murphy, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with regard to the undersigned's ownership of or transactions in securities of Tupperware Brands Corporation, unless earlier revoked in writing. The undersigned acknowledges that Karen M. Sheehan, Derek B. Swanson, Mone L. Isaia, and Cheryl M. Murphy are not assuming, nor is Tupperware Brands Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.



                                          /s/ Cassandra Harris
                                                        Signature


                                          Cassandra Harris
                                                        Printed Name
Dated: January 20, 2022